                                                                    EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

                             12 1/2% NOTES DUE 2004

                                       OF

                        HAWTHORNE FINANCIAL CORPORATION


    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date (as defined in the Prospectus referred to below), (ii) certificates for the Company's (as defined below) 12 1/2% Notes due 2004 (the "Old Notes") are not immediately available or (iii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to United States Trust Company of New York (the "Exchange Agent") on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                    UNITED STATES TRUST COMPANY OF NEW YORK


       By Facsimile:                            By Mail:                  By Hand before 4:30 p.m.:
       (212) 780-0592                 United States Trust Company        United States Trust Company
Attention:  Customer Service                  of New York                        of New York
  Confirm by Telephone to:            P.O. Box 843 Cooper Station                111 Broadway
       (800) 548-6565                   New York, New York 10276           New York, New York 10006
                                   Attention:  Corporate Trust             Attention:  Lower Level
                                               Services                    Corporate Trust Window


               By Overnight Courier and By Hand after 4:30 p.m.:

                    United States Trust Company of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003


    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to Hawthorne Financial Corporation (the "Company"), a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus, dated __________ ___, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Notes."

Aggregate Principal Amount
Tendered:______________________________________________________________________

Certificate No(s). (if available):_____________________________________________
_______________________________________________________________________________

If Old Notes will be tendered by book-entry transfer, provide the following information:


DTC Account Number:____________________________________________________________

Date:__________________________________________________________________________


Name(s) of Registered Holder(s):
_______________________________________________________________________________

_______________________________________________________________________________


Address(es):
_______________________________________________________________________________

_______________________________________________________________________________

Area Code and Telephone Number(s):_____________________________________________

Signature(s):___________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (a) bank; (b) (i) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (c)(i) a credit union; (d)(i) a national securities exchange, registered securities association or clearing agency; or (ii)(e) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:__________________________________________________________________

Address:_______________________________________________________________________

_______________________________________________________________________________
                                                                      (Zip Code)
Area Code and

Telephone Number:______________________________________________________________


_______________________________________________________________________________
                              (Authorized Signature)
Title:_________________________________________________________________________

Name:___________________________________________________________________________
                             (Please type or print)

Date:__________________________________________________________________________



NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.





                                       2